Exhibit 10.3

FORM OF GRANT CERTIFICATE

Current Issue of Units —

This Grant Certificate confirms that you have been granted the Units identified below that shall vest pursuant to the vesting schedule specified hereunder. The Units are subject to the terms of the First Amended and Restated Limited Partnership Agreement of KKR Holdings L.P., dated October 1, 2009, as amended (the “Holdings LPA”), and (save for the matters specifically addressed in this Grant Certificate) to the applicable terms of any other written documents relating to your interests in KKR Holdings L.P. (which may include a Consent, Admission and Award Agreement), each of which have been previously executed by you. Capitalized terms not otherwise defined herein have the meanings set forth in the Holdings LPA.  In the event of a conflict between any term or provision contained in the Holdings LPA and this Grant Certificate, the applicable terms and provisions of this Grant Certificate will govern and prevail.

Grant Date:

Current Issue:

Number of Units issued on the Grant Date:

Units:

Time-Based Vesting

The following table presents the percentage of Units issued and/or disclosed to the Limited Partner on the Grant Date that will contingently vest and become Contingently Vested Units as of each applicable vesting date.

Vesting Date	Percentage of Units Vesting
		%

Cumulative Vesting Through	100%

Additional Vesting Provision

Each Unit issued to the Limited Partner on the Grant Date shall be subject to the following additional vesting provision until the earlier of (i) the Transfer Restrictions End Date for such Unit and (ii) the date on which the non-competition and non-solicitation covenants contained in the Limited Partner’s Confidentiality and Restricted Covenant Agreement expire:

The Limited Partner shall not (i) become a Terminated Limited Partner due to Cause or (ii) with respect only to those Units with respect to which the Transfer Restrictions End Date has not occurred, breach the confidentiality, non-competition and non-solicitation provisions set forth in the Limited Partner’s Confidentiality and Restrictive Covenant Agreement.

The foregoing additional vesting provision shall be considered an “Additional Vesting Provision” for the purposes of the Holdings LPA.

In Witness Whereof, the parties hereto have executed this Grant Certificate as of the date specified under the signature of the Limited Partner

KKR HOLDINGS L.P.

By:	KKR HOLDINGS GP LIMITED,
its general partner

By:

In Witness Whereof, the undersigned Limited Partner has caused this signature page to the Grant Certificate of KKR HOLDINGS L.P. to be duly executed on the date specified under the signature of the Limited Partner.

“LIMITED PARTNER”

Name:

Dated: